NovaStar Financial
(NYSE-NFI)
www.novastarmortgage.com

2005 Third Quarter Earnings

Conference Call

November 8, 2005

Safe Harbor Statement

            Certain matters discussed in this presentation may constitute forward-looking statements within the meaning of the federal securities laws.  Forward looking statements are those that predict or describe future events and that do not relate solely to historical matters.  Forward looking statements are subject to risks and uncertainties and certain factors can cause actual results to differ materially from those anticipated.  Some important factors that could cause actual results to differ materially from those anticipated include: our ability to generate sufficient liquidity on favorable terms; the size and frequency of our securitizations; interest rate fluctuations on our assets that differ from our liabilities;
increases in prepayment or default rates on our mortgage assets; changes in assumptions regarding estimated loan losses and fair value amounts, changes in origination and resale pricing of mortgage loans; our compliance with applicable local, state and federal laws and regulations and the impact of new local, state or federal legislation or regulations or court decisions on our operations; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to expand origination volume while maintaining an acceptable level of overhead; our ability to adapt to and implement technological changes; the stability of residual property values; the outcome of litigation or regulatory actions pending against us; the impact of losses resulting from natural disasters; the impact of general economic conditions; and the risks that are from time to time included in our filings with the
SEC, including our 2004 Annual Report on Form 10-K.  Other factors not presently identified may also cause actual results to differ.  This document speaks only as of its date and we expressly disclaim any duty to update the information herein.

Opening Comments

Scott Hartman, CEO

Key Performance Metrics

Key Performance Metrics

Mortgage Banking

Production

Production up
14% Yr/Yr, up
18% Sequentially

Production
Credit Characteristics

Spreads

7.8%

1.9%

7.6%*

4.3%

586 bps

326 bps

*Excluding MTA

Mortgage Banking
Segment Financials

Mortgage Banking
Environment

Origination activity has moderated since
August peak

Spreads on newly originated loans are
relatively thin

Whole-loan pricing has weakened
substantially, more in line with current spreads

Cost containment measures continue to be a
primary focus

Portfolio Management

Portfolio Roll forward

Portfolio ROA

Portfolio
Net Interest Income

Portfolio Segment
Financials

Portfolio trends

Better credit from strength of housing
market

Faster prepayments – borrowers looking to
monetize increase in home value

Spreads on investing in loans have
tightened

Lower ROE’s on retained securities

Hold/sell asset decision becoming increasingly
important

Dividends

Questions

Appendix

Cost of Wholesale
Production